Exhibit 99.11

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 of Mallinckrodt plc (the “Registrant”), and all amendment or supplements thereto (the “Registration Statement”), as a person who is to become a director of the Registrant effective as of the merger effective time (as such term is defined in the Registration Statement), and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Marc Yoskowitz
Marc Yoskowitz

Date: May 6, 2025